Exhibit 3.1

BY-LAWS

OF

STANLEY FURNITURE COMPANY, INC.

(a Delaware corporation, the “Corporation”)

(As amended as of December 11, 2015)

__________________

ARTICLE I

OFFICES

SECTION 1.

OFFICES.  The Corporation shall maintain its registered office in the State of Delaware, at 229 South State Street, City of Dover, County of Kent  19901, and its Resident Agent at such address is The Prentice-Hall Corporation System, Inc.  The Corporation may also have offices in such other places in the United States or elsewhere as the Board of Directors may, from time to time, appoint or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1.

ANNUAL MEETINGS.  Annual meetings of stockholders for the election of directors and for such other business as properly may be conducted at such meeting shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors shall determine by resolution and set forth in the notice of the meeting.  In the event that the Board of Directors fails so to determine the time, date and place for the annual meeting, it shall be held, beginning in 1985, at the principal office of the Corporation at 10:00 A.M. on the first Tuesday of May of each year.  In the event such day shall fall upon a legal holiday, then the annual meeting shall be held on the next succeeding business day at the aforementioned time and place.

SECTION 2.

SPECIAL MEETINGS.  Special meetings of the Stockholders for any purpose may be called by the Chairman or by resolution of the Board of Directors.  Notice of each special meeting shall be given according to Section 3 of this Article II.

SECTION 3.

NOTICE OF MEETINGS.  Written notice of each meeting of the Stockholders of the Corporation, in which the place, date and time of the meeting and, in the event of a special meeting, the purposes for which it is called are set forth, shall be mailed to or delivered to each Stockholder of record entitled to vote thereat.  Unless otherwise provided by law, the Corporation’s Certificate of Incorporation or these By-laws, such notice shall be given not less than ten (10) days nor more than sixty (60) days before the date of any such meeting.  Except where prohibited by law, the Corporation’s Certificate of Incorporation or these By-laws, business not set forth in the notice of meeting may also be transacted at such meeting, provided only that such business properly comes before the meeting.

SECTION 4.

QUORUM.  Except as otherwise required by law or the Corporation’s Certificate of Incorporation, the presence, in person or by proxy, at any meeting of the stockholders of the Corporation, of stockholders holding a majority of the outstanding stock of the Corporation entitled to vote thereat shall constitute a quorum thereof.

SECTION 5.

VOTING.  Each Stockholder entitled to vote in accordance with the terms of the Corporation’s Certificate of Incorporation and these By-laws shall be entitled to one (1) vote, in person or by proxy, for each share of stock held by him, on all matters to come before the stockholders.  Upon the demand of any stockholder entitled to vote at any meeting, the vote upon any question before such meeting shall be by written ballot.  All elections of directors shall be decided by plurality vote.  All other questions shall be decided by a majority vote, unless otherwise required by these By-laws, the Corporation’s Certificate of Incorporation or law.

SECTION 6.

VOTING LISTS.  A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 7.

INSPECTORS.  The Board of Directors or the Chairman presiding at any meeting of stockholders shall appoint one or more persons to act as inspectors at such meeting in accordance with applicable law.

SECTION 8.

CHAIRMAN OF MEETINGS.  The Chairman of the Board of Directors of the Corporation shall preside at all meetings of stockholders and of the Board of Directors, at which he is present.  In the event of his absence or disability, the Vice Chairman, if any be elected, or, in the event of the absence or disability of the Vice Chairman, the President of the Corporation shall preside at any such meetings.

SECTION 9.

ACTION WITHOUT A MEETING.  Unless otherwise provided by the Corporation’s Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.  Prompt notice of corporate action taken without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 10.

ADJOURNMENT.  At any meeting of stockholders of the Corporation, if less than a quorum be present, a majority of the stockholders entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting to another time, place and date without notice other than by announcement at the meeting so adjourned.  Any business may be transacted at any adjourned meeting that could have been transacted at the meeting originally noticed, but only those stockholders entitled to vote at the meeting originally noticed shall be entitled to vote at any adjourned meeting.  If the adjournment is for more than thirty (30) days from the date of the meeting originally noticed, or if after the adjournment a new record date, as provided for in Section 5 of Article V of these By-laws is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

SECTION 11.

NOMINATIONS.  Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors of a meeting only if written notice if such stockholders intend to make such nomination or nominations have been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders (other than the 1994 Annual Meeting), 120 days in advance of the anniversary date of the Corporation's proxy statement (or information statement in lieu thereof) in connection with the previous year's Annual Meeting of Stockholders and (ii) with respect to an election to be held at the 1994 annual meeting or a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders.

Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.  The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SECTION 12.

STOCKHOLDER BUSINESS TO BE BROUGHT BEFORE THE ANNUAL MEETING.  (a) For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II, or a stockholder proposal to be included in the Corporation’s proxy statement, which is governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended) a stockholder must, in addition to any other applicable requirements, provide written notice of any proposal to be submitted at an annual meeting. To be timely, such notice must be delivered to the Secretary of the Corporation so as to be received at the principal executive offices of the Corporation not later than the close of business on the 60th day prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, such notice by the stockholder to be timely must be so received not later than the close of business on the 60th day prior to such annual meeting or, if later, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the public disclosure thereof commence a new time period for the giving of a stockholder’s notice described above. To be in proper form, each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a complete description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder proposing such business and the name and address of any Associated Person (as defined below) of such stockholder, (c) the class or series and number of all shares of capital stock of the Corporation which are held of record or beneficially owned (directly or indirectly) by, or represented by proxy in favor of, such stockholder or any Associated Person of such stockholder as of the date of such notice, (d) a description of any other direct or indirect positions, agreements or understandings to which such stockholder or any Associated Person of such stockholder is a party (including hedged positions, short positions, options, derivatives, convertible securities and any other stock appreciation or voting interests) which provide the opportunity to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation (any of the foregoing, a “Derivative Position”), (e) a description of any proxy, contract, arrangement, understanding or relationship between such stockholder or any Associated Person of such stockholder and any other person or entity or combination thereof (including their names and addresses) in connection with the proposal of such business by such stockholder or pursuant to which such stockholder or any Associated Person of such stockholder has a right to vote any stock of the Corporation, (f) a description of any proportionate interest in the stock of the Corporation or Derivative Positions with respect to the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder or any Associated Person of such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in such a general partner, (g) a representation that the stockholder is a holder of record or beneficial owner of shares of the Corporation entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to propose such business, (h) a description of any interest of the stockholder or any Associated Person of such stockholder in such business, including any anticipated benefit therefrom, (i) such other information as would be required to be included in a proxy statement or other filings required to be filed with the Securities and Exchange Commission if, with respect to any such item of business, such stockholder were a participant in a solicitation subject to the proxy rules of the Securities and Exchange Commission, and (j) a representation that the stockholder will update and supplement the notice to the Secretary of the Corporation in writing, so that the notice is true and correct, in all material respects, as of the record date for the meeting (which update must be received by the Secretary of the Corporation not less than 5 business days after the record date).  In addition, if any of the foregoing information changes in any material respect from the date the notice is received through the date of the meeting, the stockholder shall promptly supplement such information to reflect such change by notice in writing to the Secretary to the Corporation at the Corporation’s principal executive offices.  Notwithstanding anything in these Bylaws to the contrary (other than the nomination of a person for election as a director, which is governed by Section 11 of this Article II, or a stockholder proposal included in the Corporation’s proxy statement, which is governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended), no business shall be considered properly brought before an annual meeting by a stockholder unless it is brought in accordance with the procedures set forth in this Section 12. The chair of the meeting may, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the foregoing procedures, and if such officer should determine, such officer shall so declare to the meeting and that business shall be disregarded and shall be void for all purposes.

(b)  For purposes of this Section 12, “Associated Person” of any stockholder shall mean (i) any member of the immediate family of such stockholder sharing the same household with such stockholder, (ii) any person controlling, controlled by, or under common control with, such stockholder, (iii) any person acting in concert or as part of a group (within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder) with such stockholder, or (iv) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.

POWERS.  The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors.  The Board shall exercise all of the powers of the Corporation except as are by law, the Corporation’s Certificate of Incorporation or these By-laws conferred upon or reserved to the stockholders.

SECTION 2.

NUMBER AND TERM.  The number of directors shall be at least one (1).  The number of directors shall be fixed from time to time by the Board.  The number of directors so fixed by the Board of Directors shall, for purposes of these By-laws, be deemed the number of directors constituting the entire Board of Directors.  The Board of Directors shall be elected by the stockholders in the manner and for such terms as specified in the Corporation’s Certificate of Incorporation.  Directors need not be stockholders.

SECTION 3.

RESIGNATIONS.  Any director or member of a committee of the Board may resign at any time.  Such resignation shall be made in writing or by electronic transmission, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the Chairman or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 4.

REMOVAL.  Any director or the entire Board of Directors may be removed for cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors at any annual or special meeting of the stockholders called for that purpose.  Vacancies thus created may be filled by a majority vote of the directors then in office, although less than a quorum, or by a sole remaining director.

SECTION 5.

VACANCIES AND NEWLY CREATED DIRECTORSHIPS.  Vacancies in the office of any director or member of a committee of the Board of Directors and newly created directorships may be filled by a majority vote of the remaining directors in office, although less than a quorum or by a remaining sole director.  Any director so chosen shall hold office for the unexpired term of his predecessor and until his successor shall be elected and qualified or until his earlier death, resignation or removal.  However, the directors may not fill the vacancy created by removal of a director by electing the director so removed.

SECTION 6.

MEETINGS.  The newly elected directors shall hold their first meeting to organize the Corporation, elect officers and transact any other proper business.  An annual organizational meeting of the Board of Directors shall be held immediately after each annual meeting of the stockholders, or at such time and place as may be noticed for such meeting.

Regular meetings of the directors may be held without notice at such places and times as shall be determined from time to time by the directors.

Special meetings of the board may be called by the Chairman and shall be called by the Secretary on the written request of any two (2) directors with at least one (1) day’s notice to each director.  A special meeting shall be held at such place or places as may be determined by the directors or as shall be stated in the notice of the meeting.

SECTION 7.

QUORUM, VOTING AND ADJOURNMENT.  The presence of at least a majority of the total number of directors or of any committee of the Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors or committee of the Board, as the case may be.  At any meeting of the Board or any committee of the Board, if less than a quorum be present, a majority of the directors or committee members present may adjourn the meeting from time to time until a quorum is present.  No notice of such adjourned meeting need be given other than the announcement at the meeting so adjourned.  The vote of a majority of the directors or committee members present at the meeting at which a quorum is present shall be the act of the Board or any committee of the Board as the case may be.

SECTION 8.

COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, including but not limited to an Executive Committee and an Audit Committee, each such committee to consist of one or more of the directors of the Corporation.  The Board may designate one or more directors as alternate members of any committee, to replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent specified by the resolution of the Board, may have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Corporation’s Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these By-laws; and, unless the enabling resolution of the Board expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock of the Corporation.  All committees of the Board shall report their proceedings to the Board when required.

SECTION 9.

ACTION WITHOUT A MEETING.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without notice and without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors.

Members of the Board of Directors or of any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

SECTION 10.

COMPENSATION.  The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to directors and to members of any committee of the Board for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.  Any director may serve the Corporation in any other capacity as an officer, agent or otherwise, and receive compensation therefor.

SECTION 11.

CORPORATE BOOKS.  The books of the Corporation, except such as are required by law to be kept within the state, may be maintained outside the State of Delaware, at such places as the Board of Directors may from time to time determine.

ARTICLE IV

OFFICERS

SECTION 1.

The officers of the Corporation shall be a Chairman of the  Board, a President, one or more Vice Presidents, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office for a term of one (1) year and until their successors are elected and qualified or until their earlier death, resignation or removal.  In addition, the Board of Directors may elect a Vice Chairman of the Board and additional Vice Presidents, including an Executive Vice President, one or more Assistant Treasurers and one or more Assistant Secretaries, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.  The initial officers shall be elected at the first meeting of the Board of Directors and, thereafter, at the annual organizational meeting of the Board held after each annual meeting of the stockholders.  Any number of offices may be held by the same person.

SECTION 2.

OTHER OFFICERS AND AGENTS.  The Board of Directors may appoint such other officers and agents as it deems advisable, who shall hold their office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.

CHAIRMAN.  The Chairman of the Board shall be a director of the Corporation.  The Chairman shall preside at all meetings of the Board of Directors and of the stockholders, shall, in connection with the performance of his duties, report directly to the Board and shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 4.

VICE-CHAIRMAN.  The Vice Chairman of the Board of Directors, if any be elected, shall generally aid and assist the Chairman of the Board and shall have such powers and shall perform such duties of the Chairman of the Board, in the absence or disability of such officer.  In addition, the Vice Chairman of the Board shall have such powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

SECTION 5.

PRESIDENT.  The President shall be the Chief Executive Officer and Chief Operating Officer of the Corporation and shall, in connection with the performance of his duties, report directly to the Board.  He shall perform such other duties as may be prescribed from time to time by the Board or these By-laws.

In the absence, disability or failure of the Chairman of the Board or Vice-Chairman of the Board, if any be elected, to act, or a vacancy in such offices, the President shall preside at all meetings of the stockholders and Board of Directors.  Except as the Board of Directors shall authorize the execution thereof in some other manner, the President shall execute bonds, mortgages and other contracts on behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and, when so affixed, the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 6.

VICE PRESIDENTS.   Each Vice President (of whom one or more may be designated an Executive Vice President) shall generally aid and assist the President in such manner as the President shall direct.  Each Vice President shall have such powers and shall perform such duties as shall be assigned to him by the President or the Board of Directors.

SECTION 7.

TREASURER.  The Treasurer shall have the custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President.  He shall render to the President and Board of Directors, upon their request, a report of the financial conditions of the Corporation.  If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

SECTION 8.

SECRETARY.  The Secretary will cause minutes of all meetings of the stockholders and directors to be recorded and kept; cause all notices required by these By-laws or otherwise to be given properly and see that the minute books, stock books, and other non-financial books of the Corporation are kept properly.  In addition, the Secretary shall have such powers and shall perform such duties as shall be assigned to him by the Board of Directors.

SECTION 9.

ASSISTANT TREASURERS AND ASSISTANT SECRETARIES.  Each Assistant Treasurer and each Assistant Secretary, if any be elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Board of Directors shall otherwise determine.  In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Board of Directors.

SECTION 10.

CORPORATE FUNDS AND CHECKS.  The funds of the Corporation shall be kept in such depositories as shall from time to time be prescribed by the Board of Directors.  All checks or other orders for the payment of money shall be signed by such officers, employees or agents as may from time to time be authorized by the Board of Directors, with such countersignature, if any, as may be required by the Board of Directors.

SECTION 11.

CONTRACTS AND OTHER DOCUMENTS.  The Chairman of the Board, the President, any Vice President or the Treasurer, or such other officer or officers as may from time to time be authorized by the Board of Directors, shall have the power to sign and execute on behalf of the Corporation deeds, conveyances and contracts, and any and all other documents requiring execution by the  Corporation.

SECTION 12.

OWNERSHIP OF STOCK OF ANOTHER CORPORATION.  The Chairman of the Board, the President, any Vice President, the Treasurer, the Secretary, or such other officer or person as shall be authorized by the Board of Directors, shall have power and authority on behalf of the Corporation to attend and to vote at any meeting of the stockholders of any corporation in which this Corporation may hold stock; may exercise on behalf of this Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting; and shall have power and authority to execute and deliver proxies and consents on behalf of this Corporation in connection with the exercise by this Corporation of the rights and powers incident to the ownership of such stock.

SECTION 13.

DELEGATION OF DUTIES.  The Board of Directors may delegate to another officer or director, the powers or duties of any officer, in case of such officer’s absence, disability or refusal to exercise such powers or perform such duties.

SECTION 14.

RESIGNATION AND REMOVAL.  Any officer of the Corporation may be removed from office for or without cause at any time by the Board of Directors.  Any officer may resign at any time in the same manner prescribed for the resignation of directors of the Corporation and as set forth in Section 3 of Article III of these By-laws.

SECTION 15.

VACANCIES.  In case any office shall become vacant, the Board of Directors shall have power to fill such vacancy.

ARTICLE V

STOCK

SECTION 1.

FORM OF CERTIFICATES; UNCERTIFICATED SHARES. The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe; provided, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by a certificate, and upon request every holder of uncertificated shares of stock in the Corporation, shall be entitled to have a certificate signed in the name of the Corporation by the Chairman of the Board, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary (or shall bear the facsimile signatures of such officers) certifying the number and class of shares owned by such holder in the Corporation.  The Board of Directors shall have power to appoint one or more transfer agents and/or registrars for the transfer and/or registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and/or registered by one or more of such transfer agents and/or registrars.

SECTION 2.

TRANSFER OF SHARES.  The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and, in the case of certificated shares of stock, upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such person as the Board of Directors may designate, by whom they shall be cancelled, and new certificates shall be thereupon be issued or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.  The Board of Directors shall have power and authority to make all such rules and regulations as it may deem necessary or proper concerning the issue, transfer and registration of all or any certificates for shares of stock of the Corporation.

SECTION 3.

LOST CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his legal representatives, to give the Corporation a bond, in such sum as it may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or mutilation of any such certificate, or the issuance of any such new certificate.

SECTION 4.

STOCKHOLDERS OF RECORD.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof, in fact, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 5.

STOCKHOLDERS RECORD DATE.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of the holding of such meeting or the date of the taking of any of the aforementioned actions, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6.

DIVIDENDS.  Subject to the provisions of the Corporation’s Certificate of Incorporation, the Board of Directors may at any regular or special meeting, out of funds legally available therefor, declare dividends upon the stock of the Corporation as and when it deems appropriate.   Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the Corporation.

ARTICLE VI

NOTICE AND WAIVER OF NOTICE

SECTION 1.

NOTICE.  Whenever any written notice is required to be given to stockholders by law, the Corporation’s Certificate of Incorporation or these By-laws, such notice, if mailed, shall be deemed to be sufficiently given if it is written or printed and deposited in the United States mail, postage prepaid, addressed to the person entitled to such notice at his address as it appears on the books and records of the Corporation.  The mailing of such notice shall constitute due notice, which shall be deemed to have been given on the day of such mailing.  Whenever any notice is required to be given to the directors by law, the Corporation’s Certificate of Incorporation or these By-laws, such notice shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to such director’s business or home address or by written notice mailed to such director’s business or home address.  Such notice shall be deemed to be delivered when hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if faxed or transmitted by electronic mail or other form of electronic communication.

SECTION 2.

WAIVER OF NOTICE.  Whenever any notice is required to be given by law, the Corporation’s Certificate of Incorporation or these By-laws, a written waiver of notice signed, or a waiver by electronic transmission, by the person entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purposes of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors, or members of a committee of the Board need be specified in any written waiver of notice or any waiver by electronic transmission unless required by the Corporation’s Certificate of Incorporation or these By-laws.

ARTICLE VII

AMENDMENT OF BY-LAWS

SECTION 1.

AMENDMENTS.  These By-laws may be amended or repealed or new By-laws may be adopted by the affirmative vote of a majority of the Board of Directors at any regular or special meting of the Board.  If any By-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of stockholders for the election of directors the By-law(s) so adopted, amended, or repealed, together with a precise statement of the changes made.  By-laws adopted by the Board of Directors may be amended or repealed by stockholders.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1.

RIGHT TO INDEMNIFICATION.  Subject to the other provisions of this Article VIII, each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (hereinafter, an “indemnitee”) shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 1 of this Article VIII shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advance of expenses”); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advance of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 of this Article VIII or otherwise.

SECTION 2.  PROCEDURE FOR INDEMNIFICATION.  Any indemnification of a director or officer of the Corporation or advance of expenses under Section 1 of this Article VIII shall be made promptly, and in any event within thirty (30) days (or, in the case of an advance of expenses, twenty (20) days), upon the written request of the director or officer. A request for indemnification may be made at any time following the final disposition of the proceeding. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty (60) days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within thirty (30) days (or, in the case of an advance of expenses, twenty (20) days), the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this Article VIII, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including the Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 3.

EMPLOYEES AND AGENTS.  The Corporation may, by action of the Board of Directors, provide indemnification to persons who are not covered by Section 1 of this Article VIII and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, with the same or lesser scope and effect as the indemnification provided for directors and officers. The procedure for indemnification of other employees and agents for whom the Board of Directors has provided indemnification pursuant to this Section 3 of this Article VIII shall be the same procedure set forth in Section 2 of this Article VIII for directors and officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such other employees and agents.

SECTION 4.

SERVICE FOR SUBSIDIARIES.  Any person serving as a director, officer, employee or agent of a subsidiary shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

SECTION 5.   RELIANCE.  Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

SECTION 6.

NON-EXCLUSIVITY OF RIGHTS.  The rights to indemnification and to the advance of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under the Corporation’s Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 7.

INSURANCE.  The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the Delaware General Corporation Law.

SECTION 8.

CONTRACT RIGHTS.  The provisions of this Article VIII shall be deemed to be a contract right between the Corporation and each indemnitee who serves in any covered capacity at any time while this Article VIII and the relevant provisions of the Delaware General Corporation Law or other applicable law are in effect, and any repeal or modification of this Article VIII or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing.

SECTION 9.   MERGER OR CONSOLIDATION.  For purposes of this Article VIII, reference to the “Corporation” shall not include any constituent corporation absorbed in a consolidation or merger with the Corporation unless specifically authorized by the Board of Directors.

SECTION 10.   OTHER TERMS DEFINED.  For purposes of this Article VIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VIII.

ARTICLE IX

MISCELLANEOUS

SECTION 1.

SEAL.  The seal of the Corporation shall be circular in form and shall have the name of the Corporation “Stanley Furniture Company, Inc.” on the circumference and the words and numerals “Delaware 1984” in the center.

SECTION 2.

FISCAL YEAR.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 3.

BUSINESS COMBINATIONS.  The provisions of Section 203 of the General Corporation Law of the State of Delaware shall apply to the Corporation.

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